UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2024

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

450 Clark Dr., Budd Lake, NJ  07828

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Chips Business Divestiture Transaction

On April 30, 2024, EMCORE Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company and HieFo Corporation, a Delaware corporation (the “Buyer”), pursuant to which the Company agreed to transfer to the Buyer substantially all of the assets primarily related to the Company’s non-core discontinued Chips business line (the “Business”), including with respect to equipment, contracts, intellectual property and inventory, including without limitation the Company’s indium phosphide wafer fabrication equipment (the “Transaction”), in consideration for a purchase price equal to $2.92 million in cash and assumption by the Buyer of the Assumed Liabilities (as defined in the Purchase Agreement), $1 million of which was previously received by the Company in connection with the execution of a non-binding letter of intent related to the Transaction and $1.92 million of which was received by the Company upon closing of the Transaction. The signing and closing of the Transaction occurred simultaneously.

In connection with the Transaction, the parties entered a transition services agreement pursuant to which the Company will provide certain migration and transition services to facilitate an orderly transition of the operation of the Business to the Buyer in consideration for fees payable to the Company for such services as agreed between the Company and the Buyer for a period of up to 12 months following consummation of the Transaction, and the Company and the Buyer entered into a sublease pursuant to which the Company will sublease to the Buyer (i) initially, all of one building and a portion of a second building (collectively occupying approximately 21,750 square feet) and (ii) beginning January 1, 2026, all of such two buildings (collectively occupying approximately 25,000 square feet) at its Alhambra, California facility through the remaining term of the Company’s lease of such facility ending September 30, 2031, with a pro rata portion of the rent for such facility being payable to the Company beginning on July 1, 2024.

The Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions, including for breaches of covenants and for losses resulting from the Company’s liabilities specifically excluded from the Transaction.

The Company has agreed that, for the period commencing on the date of closing of the Transaction until the five-year anniversary thereof, neither the Company nor any of its affiliates will, directly or indirectly, compete with the Business, subject to certain limitations. The Company has also agreed that, for a period of five years following the closing of the Transaction, neither the Company nor any of its affiliates will, directly or indirectly, solicit to employ or employ any employee transferred to the Buyer as part of the Transaction.

As a result of the proposed transaction, all remaining customer contracts related to anticipated last-time-buy revenues with respect to the Business, which totaled approximately $3.3 million as of the closing of the Transaction, were assigned to the Buyer.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Transaction and is not intended to modify or supplement any factual information about the parties. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Purchase Agreement. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Assignment of Outstanding Debt

On April 29, 2024, Wingspire Capital LLC (“Wingspire”) as lender (the “Prior Lender”) under the Credit Agreement, dated August 9, 2022, by and among the Company, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation (individually and collectively referred to as the “Borrowers”), the Lenders from time to time party thereto and Wingspire, as Agent (the “Prior Agent”), as amended by the First Amendment to Credit Agreement, dated October 25, 2022, by and among the Borrower, the Lenders party thereto and Agent (the “First Amendment”) (as further amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”) and HCP-FVU, LLC, HCP Fund V-FVU, LLC and Bessel Holdings LLC (each an affiliate of Hale Capital Management, L.P. and collectively, “Hale” or “New Lenders”) and HCP-FVU, LLC as administrative agent for New Lenders, have entered into that certain Assignment Agreement dated as of April 29, 2024 (the “Assignment Agreement”), pursuant to which Hale acquired all of the Prior Lender’s interest in the credit facilities extended by the Prior Lender to the Company (the “Loans”), pursuant to the Credit Agreement and all of the Loan Documents (as defined in the Credit Agreement) and any other documents, instruments, certificates, financing statements and agreements relating to the Credit Agreement (together with the Credit Agreement, collectively, the “Financing Documents”) (the “Assignment”).

In connection with the Assignment, the Company entered into that certain Resignation and Appointment of Agent Agreement and Assignment of Financing Documents dated April 29, 2024 (the “Appointment of Agent and Assignment of Financing Documents Agreement”) by and among Wingspire, in its capacity as Agent under the original Credit Agreement, and HCP-FVU, LLC, as the “Successor Agent” (the “Successor Agent”). Under the terms of the Appointment of Agent and Assignment of Financing Documents Agreement, the Company consented to the appointment of the Successor Agent as Agent under the Financing Documents, and acknowledged and agreed that Wingspire shall have no further rights, powers, privileges or duties as Agent under the Financing Documents, except such rights, privileges or duties that explicitly survive Wingspire’s resignation or the termination of the Financing Documents. The description of the Appointment of Agent and Assignment of Financing Documents Agreement set forth herein is qualified in its entirety by reference to the full text of the Appointment of Agent and Assignment of Financing Documents Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Forbearance Agreement and Warrant

In connection with the Assignment, the Company and the other Borrowers entered into a Forbearance Agreement and Second Amendment to Credit Agreement, dated April 29, 2024 (the “Forbearance Agreement”), with the New Lenders and the Successor Agent. Under the terms of the Forbearance Agreement, the New Lenders agreed: (i) not to accelerate the obligations or exercise other default remedies under the Credit Agreement and related documents; (ii) not to enforce any of the provisions or terms of the Credit Agreement and the related collateral documents relating to the occurrence of one or more cash dominion trigger events; and (iii) to direct the Successor Agent not to accelerate the obligations, exercise default remedies or take any such enforcement action or enforcement of provisions under the Credit Agreement and related documents (the “Forbearance”) during the period (the “Forbearance Period”) beginning on the date of the Forbearance Agreement through the earliest of the following (the “Forbearance Termination Date”): (i) 11:59 pm (California time) on May 31, 2024; (ii) the date that any breach or default (other than the alleged defaults specified in the Forbearance Agreement) occurs or is determined to have occurred under the Credit Agreement or any other related document, including the Forbearance Agreement; and (iii) the date that a Borrower initiates any judicial, administrative or arbitration proceeding against any New Lenders or the Successor Agent. In the Forbearance Agreement, the New Lenders and the Successor Agent reserved all of their rights and remedies in regard to actions they might take following the Forbearance Termination Date. In consideration of the Forbearance, the Company granted HCP-FVU, LLC (one of the New Lenders and the Successor Agent) (the “Holder”) a warrant (the “Warrant”) to purchase an aggregate of 1,810,528 shares of the Company’s common stock (“Common Stock”) at an exercise price of $2.73 per share (which was the average closing price of the Common Stock for the five trading days immediately preceding the date of the issuance of the Warrant), subject to certain adjustments. The disclosures regarding the Warrant set forth in Item 3.02 below are incorporated by reference into this Item 1.01. The Company also agreed to pay the reasonable legal fees and expenses of the New Lenders and the Successor Agent in connection with entering into the Forbearance Agreement and the related documentation and thereafter.

The Forbearance Agreement also amends the Credit Agreement, to, among other things, set a fixed interest rate of 12% per annum (with an additional 6% upon the occurrence and during the continuance of an event of default, which shall not apply during the Forbearance Period to any of the events of default as to which the forbearance applies) on each Loan. In addition, the New Lenders shall not be obligated to make any further Loans to the Company under the prior revolving facility included in the Credit Agreement, and, consequently, no additional revolving loans can be drawn under the Credit Agreement without the consent of the New Lenders. The Forbearance Agreement also provides that the Borrowers may elect to pay all or a portion of the interest that will accrue under the Credit Agreement as payment-in-kind, which would allow the Company to increase the principal balance of the Loans due and payable upon maturity, rather than making interest payments in cash. In addition, the Forbearance Agreement provides for certain financial covenants, loosens the circumstances under which the Borrowers would have to comply with a fixed charge coverage ratio, and eliminates all restrictions relating to cash dominion. Under the terms of the Forbearance Agreement, the Lenders have a right to participate in any fundraising by the Company through either the issuance of debt or sale or issuance of capital stock to any person for so long as the Credit Agreement remains in effect, and for 12 months following its termination.

Restructuring Committee of the Board of Directors

In addition, the Forbearance Agreement provides that not later than the fifth business day following the date of the Forbearance Agreement, the Company shall appoint Cletus C. Glasener and Jeffrey J. Roncka, two current independent members on the Company’s Board of Directors, to serve on a Restructuring Committee of the Company’s Board of Directors. This committee shall have the authority to oversee and direct efforts by the Company to reduce its costs. Within 21 days thereafter, the Restructuring Committee shall have approved and used commercially reasonable efforts to implement cost reductions that, based on projections prepared in good faith that are based on assumptions believed to be reasonable at the time such projections are prepared, are expected to result in the Company achieving at least break even operating cash flow on a quarterly basis beginning with the three-month period ending September 30, 2024. There can be no assurance that the Company will achieve this target.

The description of the Forbearance Agreement set forth herein is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein. Except as modified by the Forbearance Agreement, the terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 (together with the First Amendment, a copy of which is filed herewith as Exhibit 10.4), have not been modified and remain in full force and effect.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures regarding the Purchase Agreement and the Transaction set forth in Item 1.01 above are incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures regarding the Credit Agreement, the Appointment of Agent and Assignment of Financing Documents Agreement and the Forbearance Agreement set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

In consideration of the Forbearance Agreement described above in Item 1.01 (the description of which is hereby incorporated by reference into this Item 3.02), the Company issued the Warrant to the Holder, dated April 29, 2024 (the “Issuance Date”), to purchase a total of 1,810,528 shares of the Common Stock at an exercise price of $2.73 per share, subject to certain adjustments. The Warrant is exercisable, at any time and from time to time, for ten years following the Issuance Date. Under the terms of the Warrant, the Company has a right to force the Holder to exercise the Warrant under certain Forced Exercise Conditions (as defined in the Warrant) and issue a replacement warrant, and the Holder has a right to require the Company to purchase the unexercised portion of the Warrant under certain circumstances, including upon a Fundamental Transaction (as defined in the Warrant). If the Company is required to purchase the unexercised portion of the Warrant, the Company may elect to pay such repurchase price in the form of an unsecured promissory note.

The Warrant provides for certain adjustments to the exercise price and the number of shares issuable upon exercise of the Warrant in certain circumstances, including a full-ratchet anti-dilution adjustment in connection with certain issuances of Common Stock and convertible securities by the Company below the then current exercise price of the Warrant. The Company also agreed to register for resale with the Securities and Exchange Commission (the “SEC”) the shares issuable upon exercise of the Warrant. The Warrant contains restrictions on the Holder’s ability to exercise the Warrant, such that the Holder shall not be entitled to exercise the Warrant if the total number of shares of Common Stock then beneficially owned by the Holder, and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s other ownership of the Company’s Common Stock, exceeds 4.999% of the total number of issued and outstanding shares of Common Stock of the Company (the “Threshold Percentage”). However, the Holder has the right at any time and from time to time, to increase the Threshold Percentage to 9.999%. Additionally, the Holder shall not have the right to exercise the Warrant if the total number of shares of Common Stock then beneficially owned by the Holder, and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s other ownership of the Company’s Common Stock, exceeds 19.99%, unless shareholder approval is obtained by the Company, as may be required by the applicable rules and regulations of the Nasdaq Stock Market or any such other exchange on which the Company’s shares are then listed, or unless such shareholder approval requirement has been waived by the Nasdaq Stock Market. Notwithstanding anything to the contrary in the Warrant, the sum of the number of shares of Common Stock that may be issued under the Warrant is limited to 19.99% of the Company’s outstanding shares of Common Stock as of the issuance date of the Warrant (the “Exchange Cap”), unless shareholder approval is obtained by the Company to issue more than the Exchange Cap, as may be required by the applicable rules and regulations of the Nasdaq Stock Market or any such other exchange on which the Company’s shares are then listed, or unless such shareholder approval requirement has been waived by the Nasdaq Stock Market.

The issuance of the Warrant and any shares of Common Stock issuable thereunder, are exempt from registration pursuant to the exemption for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The Warrant and any shares of Common Stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The description of the Warrant set forth herein is qualified in its entirety by reference to the full text of the Warrant, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 29, 2024, Rex S. Jackson resigned from the Company’s Board of Directors effective on April 29, 2024. Effective on May 2, 2024, the Board of Directors appointed Cletus C. Glasener to serve as Chairperson of the Audit Committee, appointed Bruce E. Grooms as a new member of the Audit Committee, and appointed Noel Heiks to serve as Chairperson and as a new member of the Compensation Committee.

Item 7.01	Regulation FD Disclosure.

On May 2, 2024, the Company issued a press release announcing the Transaction. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are based on the Company’s current expectations and projections about future events and financial trends affecting the financial condition of the Company’s business. Such forward-looking statements include, in particular, the anticipated impact of the Transaction and the Forbearance Agreement on the Company and the goals of the Restructuring Committee.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. The Company cautions that these forward-looking statements relate to future events or its future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of the Company’s business or its industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the risks related to the sale of the Business, including without limitation the failure to achieve or fully realize the anticipated benefits of the Transaction, third party costs incurred by the Company related to the Transaction, and risks associated with any liabilities, assets or businesses retained by the Company in Transaction; (b) any disruptions to the Company’s operations as a result of the Transaction and/or other restructuring activities; (c) risks related to the Company’s compliance with the terms of the Forbearance Agreement, potential consequences of failure to comply and third party costs incurred by the Company related to the Forbearance Agreement; (d) risks related to costs and expenses incurred in connection with restructuring activities and anticipated operational costs savings arising from the restructuring actions; (e) risks related to the loss of personnel; (f) risks related to customer and vendor relationships and contractual obligations with respect to the Transaction; (g) risks and uncertainties related to the Company’s loss of potential revenues arising from last-time-buys for sales under the Business; (h) actions by competitors; (i) risks and uncertainties related to applicable laws and regulations; and (j) other risks and uncertainties discussed under Item 1A - Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as updated by subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of the Company’s experience and perception of historical trends, current conditions, and expected future developments as well as other factors that the Company believes are appropriate under the circumstances. While these statements represent the Company’s judgment on what the future may hold, and the Company believes these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. The Company cautions you not to rely on these statements without also considering the risks and uncertainties associated with these statements and business that are addressed in the Company’s filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Certain information included in this Current Report on Form 8-K may supersede or supplement forward-looking statements in other Exchange Act reports filed with the SEC. The Company does not intend to update any forward-looking statement to conform such statements to actual results or to changes in the Company’s expectations, except as required by applicable law or regulation.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of April 30, 2024, by and between EMCORE Corporation and HieFo Corporation.

4.1	Warrant to Purchase Common Stock, dated April 29, 2024.

10.1	Resignation and Appointment of Agent Agreement and Assignment of Financing Documents dated April 29, 2024 by and among Wingspire Capital LLC, in its capacity as Agent under the original Credit Agreement, and HCP-FVU, LLC, as the Successor Agent.

10.2	Forbearance Agreement and Second Amendment to Credit Agreement dated April 29, 2024 among EMCORE Corporation, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation, the Lenders from time to time party thereto and HCP-FVU, LLC, as Agent.

10.3	Credit Agreement, dated August 9, 2022, by and among EMCORE Corporation, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation, the Lenders from time to time party thereto and Wingspire Capital LLC, as Agent (before giving effect to the documents referenced in items 10.1, 10.2 and 10.4 of this Form 8-K) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.4	First Amendment to Credit Agreement, dated October 25, 2022, by and among EMCORE Corporation, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation, the Lenders from time to time party thereto and Wingspire Capital LLC, as Agent (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed with the SEC on December 28, 2022).

99.1	Press Release dated May 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
May 2, 2024	Title:	Chief Financial Officer